UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  March 14, 2008

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1801 Century Park East, Suite 800
Los Angeles, California 90067
(Address of principal executive offices, including zip code)

(310) 552-1776
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a)         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 14, 2008, the Audit Committee of the Board of Directors of the Registrant determined that the Registrant’s previously issued consolidated statements of cash flows for the fiscal years ended December 31, 2006 and 2005 and the quarterly periods through September 30, 2007 contained errors concerning the classification of certain Community Reinvestment Act (CRA) related investments and, as a result, the Registrant determined to restate the consolidated statements of cash flows for the years ended December 31, 2006 and 2005 when it files its Annual Report on Form 10-K for the year ended December 31, 2007.  Subsequent to such restatement, the Registrant intends, prospectively, to amend its previously filed Quarterly Reports on Form 10-Q for each of the first three quarters in the year ended December 31, 2007 when it files its 2008 Quarterly Reports, also to correct the presentation of the CRA investments in the consolidated statements of cash flows.  In connection with this, it was also required that the Registrant should disclose herein the opinion that such financials statements and, therefore, the related audit report thereon by Deloitte & Touche LLP, should no longer be relied upon.  The restatement will have no effect on the Registrant’s consolidated balance sheets, consolidated statements of earnings or consolidated statements of shareholders’ equity.

Specifically, for the years ended December 31, 2006 and 2005 the restatement has the effect of moving $9.1 million and $3.0 million in CRA investment purchases from one line item (“increase in accrued interest receivables and other assets”) within the statement of cash flows under the heading, Operating Activities, to another line item (“purchases of CRA investments included in other assets”) under the heading Investing Activities, also within the statement of cash flows.  Correction of the error has the effect of lowering the cash provided by operating activities and increasing the cash used in investing activities, dollar for dollar, by $9.1 million and $3.0 million at December 31, 2006 and 2005, respectively.  Thus, this restatement does not change the overall increase (decrease) in cash and cash equivalents for the years ended December 31, 2006 and 2005.

As a result, beginning with its consolidated statements of cash flows for the year ended December 31, 2007, the Registrant has accounted for its CRA investments in the consolidated statements of cash flows in the manner required and corrected the classification in the prior period statement to be consistent with this presentation.

The Audit Committee of the Board of Directors of the Registrant discussed the matters disclosed in this Current Report on 8-K with Deloitte & Touche LLP, the Registrant’s independent registered public accounting firm.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

Statements made herein are made as of the date hereof only.  The Company shall have no obligation to update information and forward-looking statements presented herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2008

FIRST REGIONAL BANCORP

	By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary